Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS: That the undersigned, a director or officer, or both, of LiveRamp Holdings, Inc. (the “Company”), acting pursuant to authorization of the Board of Directors of the Company, hereby appoints Catherine L. Hughes and Jerry C. Jones, or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of the Company, to sign this Registration Statement on Form S-8, together with all necessary exhibits, and any amendments (including post-effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

IN WITNESS WHEREOF, I have hereunto set my hand as of the 15th day of March, 2021.

Signed:	/s/ John L. Battelle
Name:	JOHN L. BATTELLE, Director

Signed:	/s/ Timothy R. Cadogan
Name:	TIMOTHY R. CADOGAN, Director

Signed:	/s/ Vivian Chow
Name:	VIVIAN CHOW, Director

Signed:	/s/ Richard P. Fox
Name:	RICHARD P. FOX, Director

Signed:	/s/ William J. Henderson
Name:	WILLIAM J. HENDERSON, Director

Signed:	/s/ Scott E. Howe
Name:	SCOTT E. HOWE, Director and Chief Executive Officer (principal executive officer)

Signed:	/s/ Clark M. Kokich
Name:	CLARK M. KOKICH, Director

Signed:	/s/ Debora B. Tomlin
Name:	DEBORA B. TOMLIN, Director

Signed:	/s/ Kamakshi Sivaramakrishnan
Name:	KAMAKSHI SIVARAMAKRISHNAN, Director

Signed:	/s/ Warren C. Jenson
Name:	WARREN C. JENSON, President, Chief Financial Officer and Executive Managing Director of International (principal financial and accounting officer)